Exhibit 10.6

Voting Agreement

Dated as of April 1, 2026

This Voting Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and among (i) Toyotaka Nagamori, (ii) Ayano Nagamori, and (iii) Maino Nakamura. Toyotaka Nagamori, Ayano Nagamori, and Maino Nakamura may be referred to herein collectively as the “Parties” and each separately as a “Party.”

WHEREAS, Toyotaka Nagamori, Ayano Nagamori, and Maino Nakamura are shareholders of Libera Gaming Operations, Inc., a joint stock corporation with limited liability organized under the laws of Japan (the “Company”), owning of record the number and class of shares of the Company as set forth opposite such Party’s name on Exhibit A hereto (all such securities and any underlying securities of the Company of which ownership of record or the power to vote is hereafter acquired by the Parties prior to the termination of this Agreement being referred to herein as the “Securities”); and

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I. Definitions

Section 1.01 Definitions. In addition to the other terms defined herein, for the purpose of this Agreement, the following terms shall have the following meanings:

(a)	“Business Day” means any day on which commercial banks are generally open for business in the State of New York.

(b)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

(c)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

(d)	“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a Governmental Authority or other entity.

Section 1.02 Certain Interpretations. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) references herein to a specific Section or Subsection shall refer, respectively, to Sections and Subsections of this Agreement; (iv) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (v) references herein to any gender shall include each other gender; (vi) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (vii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; and (viii) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

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ARTICLE II. Agreement to Vote

Section 2.01 Agreement to Vote. Subject to the terms and conditions herein, for as long as either Party holds any Securities, whether owned as of the Effective Date or hereafter acquired, to the extent permitted by applicable Law, each Party hereby unconditionally and irrevocably agrees to vote or consent (or cause to be voted or consented) all such Securities in such manner as directed by Toyotaka Nagamori, and that, at any duly called meeting of the shareholders of Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company requested by Board of Directors of the Company, each Party shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause the Securities held by such Party to be counted as present at the meeting for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all of the Securities held by such Party in such manner as directed by Toyotaka Nagamori.

Section 2.02 Term. This Agreement and the obligations of the Parties herein shall initially remain in effect for a period of three years from the Effective Date (the “Initial Term”). The Initial Term and any Renewal Term (as defined below), shall automatically renew for additional periods of one year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either Party provides notice to the other Party that the first Party does not wish for the Initial Term or Renewal Term, as applicable, to automatically renew, at least 30 days prior to the expiration of the then-current Initial Term or Renewal Term, as applicable.

Section 2.03 Transfer of Securities.

(a)	Except as may be required by applicable Law or as set forth in Section 2.03(b), each Party, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement in form and substance reasonably satisfactory to the other Party), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees to be bound by this Agreement in form and substance reasonably satisfactory to the other Party), or (d) take any action that would have the effect of preventing or disabling the Party from performing its obligations hereunder.

(b)	Notwithstanding the provisions of Section 2.04(a), either Party may undertake any of the actions set forth in Section 2.04(a), with prior notice to the other Party, in the event that following such actions the Parties, collectively, will maintain ownership and voting control of at least a majority of all issued and outstanding Securities.

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Section 2.04 Representations and Warranties. Each Party represents and warrants to each other Party as follows:

(a)	Such Party is a natural person or is an entity duly organized and in good standing in the jurisdiction of its organization, and has the requisite power and authority to enter into and perform this Agreement and the transaction contemplated herein. The execution, delivery and performance of this Agreement by such Party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Party is required.

(b)	This Agreement has been duly authorized, executed and delivered by such Party and upon execution of this Agreement constitutes a valid and binding obligation of such Party enforceable against such Party in accordance with the terms hereof and thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)	Such Party owns of record and has good, valid and marketable title to the Securities set forth opposite the Party’s name on Exhibit A free and clear of any lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the organizational documents of such Party, if applicable) and has the sole power (as currently in effect) to vote and the full right, power and authority to sell, transfer and deliver such Securities, and such Party does not own, directly or indirectly, any other Securities of the Company or any equity securities of any subsidiary of the Company.

Article III. Miscellaneous

Section 3.01 Notices. Any notice hereunder shall be sent in writing, addressed as set forth herein, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by email, on the date that transmission is confirmed electronically; or (c) two Business Days after mailing by overnight delivery service. Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder. Notices shall be sent to the Parties to the addresses as set forth on the signature page hereof.

Section 3.02 Governing Law. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws in Japan, in each case as in effect from time to time and as the same may be amended from time to time.

Section 3.03 Arbitration. All disputes, controversies or differences arising out of or in connection with this Agreement shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of The Japan Commercial Arbitration Association. The place of the arbitration shall be Tokyo, Japan.

Section 3.04 Third Party Beneficiaries. This contract is strictly between the Parties and no other Person and no director, officer, shareholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 3.05 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

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Section 3.06 Amendment; Waiver; Remedies.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 3.07 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 3.08 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 3.09 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, whether by assignment, operation of Law or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 3.10 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 3.11 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated herein.

Section 3.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with applicable laws and regulations) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Toyotaka Nagamori

By:	/s/ Toyotaka Nagamori
Name:	Toyotaka Nagamori

Address for notices:

c/o Libera Gaming Operations, Inc.
6-25-8 Nishi-Shinjuku
Shinjuku-ku, Tokyo, 160-0023 Japan
Email: [*]

Ayano Nagamori

By:	/s/ Ayano Nagamori
Name:	Ayano Nagamori

Address for notices:

c/o Libera Gaming Operations, Inc.
6-25-8 Nishi-Shinjuku
Shinjuku-ku, Tokyo, 160-0023 Japan
Email: [*]

Maino Nakamura

By:	/s/ Maino Nakamura
Name:	Maino Nakamura

Address for notices:

c/o Libera Gaming Operations, Inc.
6-25-8 Nishi-Shinjuku
Shinjuku-ku, Tokyo, 160-0023 Japan
Email: [*]

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Exhibit A

Securities

●	Toyotaka Nagamori:

○	6,784,538 Common Shares of Libera Gaming Operations, Inc.

●	Ayano Nagamori:

○	1,938,303 Common Shares of Libera Gaming Operations, Inc.

●	Maino Nakamura:

○	1,938,303 Common Shares of Libera Gaming Operations, Inc.

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